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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 1
TO

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   April 13, 2006

JAGUAR ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51546	20-2942206
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1200 River Road, Suite 1302, Conshohocken, Pennsylvania		19428
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:   (610) 585-0285

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On April 13, 2006, Jaguar Acquisition Corporation (the "Company") consummated its initial public offering ("IPO") of 4,000,000 Units. Simultaneously with the consummation of the IPO, the Company consummated the private sale ("Private Sale") of 116,667 Units ("Insider Units") to certain of its initial stockholders and affiliates. On April 18, 2006, the Company consummated the closing of the 600,000 Units which were subject to the over-allotment option. Each Unit sold in the IPO and each Insider Unit consisted of one share of common stock, $.0001 par value per share, and two warrants, each to purchase one share of the Company's common stock. The 4,716,667 Units sold in the IPO and in the Private Sale, including the 600,000 Units subject to the over-allotment option, were sold at an offering price of $6.00 per Unit, generating total gross proceeds of $28,300,002. Of this amount, $25,098,002 (or approximately $5.46 per share) was placed in trust.

Item 9.01.    Financial Statements and Exhibits

(c)    Exhibits:

Exhibit 99.1	Audited Financial Statements*

Exhibit 99.2	Press release dated April 13, 2006*

Exhibit 99.3	Press release dated April 18, 2006

*Previously filed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 18, 2006	JAGUAR ACQUISITION CORPORATION

	By:	/s/ Jonathan Kalman Jonathan Kalman Chief Executive Officer